MGT CAPITAL INVESTMENTS, INC. ANNOUNCES APPOINTMENT OF MICHAEL HALLER TO DIRECT EFFORTS IN SKILL-BASED GAMING

Harrison, NY (June 6, 2013) – MGT Capital Investments, Inc. (NYSE MKT: MGT) announced today that the Company has hired L. Michael Haller as Executive Vice President, responsible for the digital distribution and creation of a mobile gaming platform. By yearend 2013, the Company plans to launch a platform for wagering on skill-based games in those jurisdictions in which it is legal, presently 36 U.S. states and a large number of foreign countries.

Mr. Haller commented, “Who among us has not dreamed of striking it rich advancing a skill set that is now useful mostly for waiting in line for latte? We expect to offer a user experience second to none that will attract players to various styles of competitive gaming from casual to hardcore. I look forward to working together with the people and resources necessary to deliver our ambition of a full beta test within the next several months.”

Mr. Haller joins the Company from the video game industry, with management experience both domestically and internationally in leading new product development and marketing efforts.  Most notably, as a member of the THQ, Inc. management team and its Board of Directors beginning in 1998, Mr. Haller was instrumental in taking THQ from near bankruptcy and growing it to the third largest third-party video game publisher in North America.  Mr. Haller later served as a Vice President at Electronic Arts, and General Manager of both Dreamworks Interactive and EA Japan, overseeing the development of EA’s game-changing franchise, Medal of Honor.

Robert Ladd, President and Chief Executive Officer, stated, “With his vast industry experience and contacts, Mike is uniquely qualified to oversee this exciting opportunity for MGT. In addition, we are very satisfied that Mike has agreed to a performance-based employment contract that aligns his interests directly with the Company’s shareholders.”

About MGT Capital Investments, Inc.

MGT Capital Investments and its subsidiaries are engaged in the business of acquiring, developing and monetizing assets in the online and mobile gaming space.

MGT Sports, Inc., a wholly owned subsidiary, owns a majority interest in FanTD LLC, an online daily fantasy sports wagering business.  FanTD LLC owns and operates FanThrowdown.com, one of the leading daily fantasy sports websites.  Launched in 2012, FanThrowdown.com offers daily fantasy gameplay for the NFL, MLB, NCAA (basketball & football), NHL, NBA and professional golf, with near-term plans to add NASCAR.  Its goal is to offer fantasy sports fans the absolute best play environment and the most popular gameplay styles with a perfect balance between user-friendliness and in-depth statistical analysis.

MGT Gaming, Inc., a majority owned subsidiary, owns U.S. Patent No. 7,892,088 relating to casino gaming systems. In November 2012, MGT Gaming filed a patent infringement suit against Caesars Entertainment Corporation, MGM Resorts International, Inc., WMS Gaming (a subsidiary of WMS Industries, Inc.), Penn National Gaming, Inc., and Aruze Gaming America, Inc.

In addition, the Company owns Hammercat Studios, a publisher and developer of videogames for digital distribution in the mobile app space.

Forward looking statements

This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." MGT's financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company's most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

Company contact

MGT Capital Investments, Inc.

Robert Traversa, Chief Financial Officer

914-630-7431

rtraversa@mgtci.com